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EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Steve Ells, the Founder, Chairman and Chief Executive Officer Chipotle Mexican Grill, Inc. (the "Registrant"), Montgomery F. Moran, the President and Chief Operating Officer of the Registrant and John R. Hartung, the Chief Finance and Development Officer of the Registrant, each hereby certifies that, to the best of his knowledge:

1.
The Registrant's Annual Report on Form 10-K for the period ended December 31, 2005, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Registrant at the end of the period covered by the Periodic Report and results of operations of the Registrant for the periods covered by the Periodic Report.

Date: March 17, 2006

/s/ Steve Ells Steve Ells Founder, Chairman and Chief Executive Officer (Principal Executive Officer)	/s/ John R. Hartung John R. Hartung Chief Finance and Development Officer (Principal Financial Officer)
/s/ Montgomery F. Moran Montgomery F. Moran President and Chief Operating Officer (Principal Operating Officer)

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  EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002